SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                             May 22, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                       WIZZARD SOFTWARE CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

   Colorado               333-69415               87-0575577
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                              424 Gold Way
                      Pittsburgh, Pennsylvania 15213
                 (Address of Principal Executive Offices)

                            (412) 621-0902
                       Registrant's Telephone Number

                          Balanced Living, Inc.
                           5525 South 900 East
                       Salt Lake City, Utah 84117
        (Former Name or Former Address if changed Since Last Report)

Item 2.   Acquisitions or dispositions of assets.

         On May 22, 2001, Wizzard acquired 100% of the outstanding securities of Speech Systems, Inc., a Florida corporation ("Speech Systems"), the assets of which consisted solely of all right, title and interest in certain copyrights, patents, trademarks, trade secrets and other legal protections registered, granted or applied for and respecting Active X Voice Tools, including, without limitation, all source code, object code, graphics, packaging and related rights reasonably necessary to build the final version of Active X Voice Tools and its components and to make revisions and modifications and provide all levels of required and necessary technical support to accomplish the complete development of the final version of Active X Voice Tools (the "Speech Systems Assets").

          The Speech Systems Assets were acquired in consideration of the issuance of 500,000 shares of "restricted securities" (common stock) of the Company. The Speech Systems Assets were acquired free and clear of any liabilities of any type or nature whatsoever, and Speech Systems and Dr. Alan Costilo, a party to the agreement and the principal inventor of the Active X Voice Tools, have agreed to indemnify and hold the Company harmless from any liabilities of Speech Systems that arose prior to the closing of the Letter of Agreement ("Letter Agreement").

           Dr. Costilo has agreed to provide consulting services to the Company, and an initial payment of $5,000 was required to be paid as a condition to closing that will be credited toward those services. Dr. Costilo will receive an additional payment of $15,000 once at least $15,000 in revenues have been generated from the sale of Active X Voice Tools by the Company to customers of the Company, or once the Company has gross revenues from any source of at least $1,000,000 in any fiscal year period.

           Dr. Costilo has agreed to serve on the Board of Directors of the Company for a period of two years, if requested by the Company.

           In the event of any general assignment for the benefit of creditors or the Company's inability to pay its debts, or in the event that it ceases its operations, the Company will return all rights acquired in Active X Voice Tools to Speech Systems, and 250,000 of the shares exchanged with shareholders of Speech Systems under the Letter Agreement shall be returned promptly to the Company; provided, however, that in the event that Speech Systems shareholders are not able to return 250,000 shares within 19 business days of the demand by Speech Systems all right, title and interest transferred in the Active X Voice Tools, then the Company shall retain all ownership rights to the Speech Systems Assets.

          If all of the Speech Systems Assets are not received by the Company on or before July 1, 2001, all consideration paid by the Company shall be returned promptly.

Item 7.  Financial Statements and Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

        10         Letter of Agreement
                      Speech Systems, Inc. shareholders

                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WIZZARD SOFTWARE CORPORATION



Date: 5/25/01                 By/s/Christopher J. Spencer
     ---------------          -------------------------------
                              Christopher J. Spencer,
                              President, CEO and Director